Exhibit (c)(9)

CONFIDENTIAL TREATMENT REQUESTED

© POTEN & PARTNERS 2009 CONFIDENTIAL

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š Š Š Š Š Š • Uniper have chartered 2 FSRUs at a reported $ - $ /day for 10 years • RWE has chartered an FSRU at $ /day • Snam has acquired an FSRU for an undisclosed amount (HMLP indicates $ ) • HMLP suggests the capex rates are closer to $ /day Š ARTNERS 2009 TIAL AL AL AL AL

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š Š Š Š

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š Š Š Š

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š Š Š Š

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š • Vessel is idle for 18 months and is upgraded at a cost of $35 million to increase send-out capacity. Opex incurred during idle time. • Vessel is redeployed at capex rate of $ /day. 10 year contract duration each time, 9 months idle between contracts and $5m class renewal costs every 5th year. Vessel is scrapped at 35 years of age. Š • Design work may be contingent on proposed location for the next assignment, not simply upgrade to send-out capacity. Š • Opex can be reduced/minimized with vessel in semi-layup. Š Š Š TIAL AL AL AL A

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š • Vessel is idle for 18 months and is upgraded at a cost of $35 million to increase send-out capacity. • Opex incurred during idle time. • Vessel is redeployed at capex rate of $ /day. 10 year contract duration each time, 9 months idle between contracts and $5m class renewal costs every 5th year. Vessel is scrapped at 35 years of age. Š Š • Opex can be reduced/minimized with vessel in semi-layup. Š Š Š A A A A ART RT RT RT RTNE E ERS RS RS RS R 200 00 00 00 009 9 9 9 TIAL

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š • Vessel is idle for 18 months and is upgraded at a cost of $35 million to increase send-out capacity. • Opex incurred while idle. • Vessel is redeployed at capex rate of $ day. 10 year contract duration each time, 9 months idle between contracts and $5m class renewal costs every 5th year. • Vessel is scrapped at 35 years of age. Š Š • Opex can be reduced/minimized with vessel in semi-layup. Š Š A A A A ART RT RT RT RTNE E ERS RS RS RS RS 200 00 00 00 009 9 9 9 TIAL

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š • When the contract expires in 2034, vessel is upgraded for $35m and idle for 2 months. Opex incurred during this period. • Vessel is redeployed at capex rate of $ day. 10 year contract duration each time, 9 months idle between contracts and $5m class renewal costs every 5th year. Vessel is scrapped at 35 years of age. Š Š • Opex can be reduced/minimized with vessel in semi-layup. Š Š

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š Š • In the case of status quo, there may be some adjustment of capex rate • Change in charterer’s market fundamentals is not normally a basis for termination unless it falls in a force majeure category. However, that could be tempered by lack of trading capacity as an LNGC • Charterer may have other opportunities to use FSRU elsewhere in Indonesia which might limit PGN losses Š

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š Š • From a positive perspective, and unlike PGN FSRU Lampung, these vessels can be operated as LNGCs if required Š • On this basis, a reduction to $ /day could be considered reasonable. Š Š • Having initiated termination arbitration, extension, even at a lower rate, will most likely be considered unacceptable by the charterer.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š • It is assumed that this termination value would be the discounted value of future hire payments. Š • PGN would not have other FSRU options available in the market • Any replacement vessel will require substantial modification to suit the Tower Yoke mooring structure Š Š Š • Engineering studies should be carried out now, in advance of arbitration decision, to avoid any loss of time when decision is announced Š • HMLP may need to bear additional costs and off-hire associated with this option

© POTEN & PARTNERS 2009 CONFIDENTIAL Š • The initial estimate was $35 million and about 2 months to carry out an upgrade of the send-out capacity Š Š Š Š

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

© POTEN & PARTNERS 2009 CONFIDENTIAL Š Š Š